Stratean Augments Renewable Energy Portfolio, Acquires CleanSpark

CleanSpark Has Executed Multi-Year Contracts to Provide Distributed Energy Resource Management Systems at Military Bases; Acquisition Combines Stratean Gasification Technology with Advanced Energy Software Technology to Enable End-to-End Renewable, Reliable Energy Management

SALT LAKE CITY, UT / ACCESSWIRE / July 7, 2016 / Stratean, Inc. (OTC: SRTN), the developer of a patented and revolutionary "stratified" downdraft gasifier, today announced the company has acquired CleanSpark, a leading provider of engineering, software and controls for innovative distributed energy resource management systems, in an all-equity transaction valued at approximately $36 million.

The acquisition provides Stratean with a revenue-generating platform and significantly expands the capabilities of Stratean in the rapidly growing renewable energy sector. The acquisition transfers ownership of CleanSpark's operational subsidiaries, patent-pending fractal grid software technology, contracts, patents, other software and related assets to Stratean. CleanSpark has existing, executed contracts with a military base, a golf course, and other campuses to deploy and maintain solar microgrids, utilizing CleanSpark's innovative software to manage energy consumption and production. Stratean's gasifier is capable of providing a baseload energy source to augment CleanSpark's energy management software and control platform technology, sold under the mPulse brand, enabling customers to gain further independence from the energy grid.

Matthew Schultz, Chief Executive Officer of Stratean, Inc., commented, "This acquisition combines the revolutionary, energy management software and technologies of CleanSpark with our innovative gasification technology to enable end-to-end, completely autonomous power to microgrid energy systems. By providing CleanSpark with an infusion of capital and complete access to a baseload source of renewable energy, we plan to integrate the technologies into a unified solution that will take both our patented gasifier and CleanSpark's offerings to the next level."

"CleanSpark has invested nearly $8 million to develop and bring to market its mPulse software technology used in FractalGrid deployments," continued Schultz. "The success of the company's existing installation at Camp Pendleton clearly demonstrates the market viability and efficacy of the technology as the pursuit of clean, reliable and secure energy accelerates. By integrating our technologies, we are positioning Stratean at the forefront of the U.S. microgrid market which is projected to increase almost 300% from $225 million in 2016 to nearly $1 billion in 2020."

Transaction Details

As consideration, CleanSpark's existing unit holders "CleanSpark" are entitled to 6 million Stratean common shares ("shares") and 4.5 million warrants at a strike price of $1.50 with a five-year expiration. The shares are subject to a one-year lock-up period designated by the agreement. At closing, CleanSpark holders will own approximately 22.3% of the issued and outstanding Stratean shares (after giving effect to the acquisition). Assuming CleanSpark's owners exercise the warrants and the vesting of the shares at the conclusion of the lock-up period, the Group may hold up to 39.1% of the issued and outstanding Stratean shares.

The acquisition has been approved by the Board of directors of Stratean Inc. and Cleanspark Holdings, LLC.

About CleanSpark

CleanSpark offers advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. By integrating new and existing energy generation and storage assets with advanced load management capacities, CleanSpark's software allows energy generated locally to be shared with other interconnected microgrids. This unique capability enables microgrids to be scaled and widely adopted for commercial, industrial, military, municipal, and remote community deployment.

The effectiveness of the company's products and services is evident at the School of Infantry in the 52 Area of Marine Corps Base Camp Pendleton. In 2013, CleanSpark was subcontracted to provide design, development, integration and installation services for the FractalGrid at Camp Pendleton. The project integrated CleanSpark's proprietary mPulse software and controls platform with a variety of energy storage technologies, existing and planned for in the future, to store solar energy generated by existing fixed-tilt solar photovoltaic panels and fifteen dual axis tracking concentrated photovoltaic units. CleanSpark's distributed controls combine the generation and storage technologies to create four separate microgrids that self-align together to create a larger microgrid that ties directly into the larger utility grid at the 12kV level, allowing the base to consume energy from the most reliable, affordable source at any given time. The system can provide a 100% renewable and sustainable solution to energy security.

In the event of an outage or other energy surety threat, the software demonstrated its ability to autonomously separate the microgrids from the utility and operate them independently in "island" mode. Once energy from the grid is stabilized, CleanSpark's platform demonstrated its ability to reconnect the microgrid to the utility.

Each individual fractal microgrid can work independently or in concert as the larger 1.1MW FractalGrid, sharing data and energy throughout the group to improve efficiency, protect critical circuits, manage supply and demand, and allow for maintenance or repairs, as needed. The entire installation provides the Marine Corps and Department of the Navy with reliable energy security with a built-in cyber defense-in-depth posture.

CleanSpark and its wholly owned subsidiaries generated over $14 million in revenue since inception in late 2013, and currently have more than $2.6 million in executed long-term agreements including exercisable options and potential contract extensions, along with a growing pipeline of opportunities.

For more information on CleanSpark, please visit http://www.cleanspark.com.

About Stratean, Inc.

From the trash can to the gas can, Stratean, Inc. has successfully designed, engineered, manufactured and patented a revolutionary 'stratified' downdraft gasifier. Our partners, such as Petersen, Inc., ICON Renewables, Combustion Resources and others have worked with us to create a logical solution for profitably handling MSW, Coal, Plastics, Municipal Sewage and many other feedstocks. All with ZERO airborne emissions. We've aligned ourselves with research universities such as Utah State University, The University of Utah, and BYU to certify and maximize the efficiencies and production of our technology. To learn more, visit http://www.stratean.com/.

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Information about Forward-Looking Statements

Statements in this press release relating to plans, strategies, testing and operational performance, projections of results of specific activities and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission (the "SEC"). For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent SEC filings, which are available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Website: http://www.stratean.com

Contact:

Investor Relations:

Brett Maas, Managing Partner, Hayden IR,

(646) 536-7331, brett@haydenir.com

SOURCE: Stratean, Inc.

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